EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Omega Research, Inc. on Form S-3 of our report dated March 2, 1999 (March 25, 1999 as to Note 10) relating to the financial statements of onlinetradinginc.com corp. for the year ended January 31, 1999, included in the Form 8-K/A of Omega Research, Inc. as filed April 28, 2000, with a Date of Report (date of earliest event reported): January 19, 2000.

         We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/S/ AHEARN, JASCO + COMPANY, P.A.
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AHEARN, JASCO + COMPANY, P.A.

Pompano Beach, Florida
April 26, 2000